As filed with the Securities and Exchange Commission on August 13, 2001

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              CARNIVAL CORPORATION
             (Exact name of registrant as specified in its charter)

         PANAMA                         4400                     59-1562976
(State or other jurisdiction of (Primary Standard Industrial    (IRS Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                    -----------------------------------------

                              3655 N.W. 87th Avenue
                            Miami, Florida 33178-2428
                                 (305) 599-2600
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     2001 Outside Director Stock Option Plan
                              (Full title of plan)

                               Arnaldo Perez, Esq.
                  Vice President, General Counsel and Secretary
                              Carnival Corporation
                              3655 N.W. 87th Avenue
                            Miami, Forida 33178-2428
                     (Name and address of agent for service)

                                 (305) 599-2600
          (Telephone number, including area code, of agent for service)
                              --------------------
                                   COPIES TO:
                                 James M. Dubin
                                 John C. Kennedy
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                             New York, NY 10019-6064
                                 (212) 373-3000

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                              Proposed Maximum     Proposed Maximum
              Title of                    Amount to be         Offering Price     Aggregate Offering          Amount of
    Securities to be Registered            Registered            Per Share               Price            Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share                        800,000 shares (1)        $30.90 (2)         $24,720,000.00            $6,180.00
-------------------------------------------------------------------------------------------------------------------------------

(1) Includes an indeterminate number of additional shares of Common Stock as may be issuable as a result of stock splits, stock dividends or other similar transactions.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and 457(h) of the Securities Act of 1933 and based on the average of the high and low prices of the registrant's common shares, par value $0.01 per share, reported on The New York Stock Exchange on August 9, 2001.

================================================================================

                                EXPLANATORY NOTE

                  The Section 10(a) prospectus being delivered by Carnival Corporation (the "Company") to participants in the 2001 Outside Director Stock Option Plan (the "Plan"), as required by Rule 428 under the Securities Act of 1933 has been prepared in accordance with the requirements of Form S-8 under the Securities Act and relates to shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), reserved for issuance pursuant to the Plan. The information related to the Plan required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company will provide to participants in the Plan a written statement advising them of the availability, without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                     PART I

                             INFORMATION REQUIRED IN
                          THE SECTION 10(A) PROSPECTUS


ITEM 1.           PLAN INFORMATION

                  Not required to be filed in the Registration Statement.


ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

                  Not required to be filed in the Registration Statement.


                                    PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

                  1. The Company's Annual Report on Form 10-K for its fiscal year ended November 30, 2000;

                  2. The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended May 31, 2001 and February 28, 2001;

                  3. The Company's Current Reports on Form 8-K, filed on December 21, 2000, February 26, 2001, April 27, 2001 and June 29, 2001; and

                  4. The description of the Common Stock contained in the Company's Registration Statement on Form S-3 (File no. 333-62950), filed on June 13, 2001, including any amendment or report filed for the purpose of updating such description.

                  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities registered pursuant to this Registration Statement have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes

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

such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.


ITEM 4.           DESCRIPTION OF SECURITIES

                  Not Applicable.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not Applicable.


ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Company's Article of Incorporation and By-laws provide, subject to the requirements set forth therein, that with respect to any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, the Company shall indemnify such person by reason of the fact that he is or was a director or an officer, and may indemnify such person by reason of the fact that he is or was an employee or agent of the Company or is or was serving at its request as a director, officer, employee or agent in another corporation, partnership, joint venture, trust or other enterprise, in either case against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company has entered into indemnity agreements with Shari Arison, Maks L. Birnbach, Richard G. Capen, Jr., Arnold W. Donald, James M. Dubin, Modesto Maidique, Stuart Subotnick, Sherwood M. Weiser, Meshulam Zonis and Uzi Zucker providing essentially the same indemnities as are described in the Company's Articles of Incorporation.

                  Under registration rights agreements among the Company and certain irrevocable trusts (the "Trusts"), the Trusts have agreed to indemnify the Company, its directors and officers and each person who controls the Company within the meaning of the Exchange Act, against certain liabilities.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.


ITEM 8.           EXHIBITS

                  The Exhibit Index is hereby incorporated by reference.


ITEM 9.           UNDERTAKINGS

                  (a)      The undersigned registrant hereby undertakes:

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

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                  section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
         (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act

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

of 1934, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on August 13, 2001.


                                   CARNIVAL CORPORATION



                                   By:  /s/ Micky Arison
                                        ---------------------------------------
                                        Micky Arison
                                        Chairman of the Board of Directors and
                                        Chief Executive Officer


                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Micky Arison such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

         SIGNATURE                      TITLE                           DATE
         ---------                      -----                           ----

/s/ Micky Arison                Chairman of the Board of        August 13, 2001
-----------------------------   Directors and Chief
    Micky Arison                Executive Officer


/s/ Howard S. Frank             Vice Chairman of the Board      August 10, 2001
-----------------------------   of Directors and Chief
    Howard S. Frank             Operating Officer

         SIGNATURE                      TITLE                           DATE
         ---------                      -----                           ----

/s/ Gerald R. Cahill            Senior Vice President-          August 7, 2001
-----------------------------   Finance and Chief Financial
    Gerald R. Cahill            and Accounting Officer


/s/ Shari Arison                Director                        August 13, 2001
-----------------------------
    Shari Arison


/s/ Maks L. Birnbach            Director                        August 7, 2001
-----------------------------
    Maks L. Birnbach


/s/ Richard G. Capen, Jr.       Director                        August 7, 2001
-----------------------------
    Richard G. Capen, Jr.


                                Director
-----------------------------
    Robert H. Dickinson


/s/ Arnold W. Donald            Director                        August 13, 2001
-----------------------------
    Arnold W. Donald


                                Director
-----------------------------
    James M. Dubin


/s/ A. Kirk Lanterman           Director                        August 8, 2001
-----------------------------
    A. Kirk Lanterman


/s/ Modesto A. Maidique         Director                        August 9, 2001
-----------------------------
    Modesto A. Maidique


/s/ Stuart Subotnick            Director                        August 13, 2001
-----------------------------
    Stuart Subotnick


/s/ Sherwood M. Weiser          Director                        August 13, 2001
-----------------------------
    Sherwood M. Weiser

         SIGNATURE                      TITLE                           DATE
         ---------                      -----                           ----

                                Director
-----------------------------
    Meshulam Zonis


/s/ Uzi Zucker                  Director                        August 7, 2001
-----------------------------
    Uzi Zucker





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

                                  Exhibit Index

EXHIBIT           DESCRIPTION
-------           -----------

4.1 Second Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit No. 3 to the Registrant's registration statement on Form S-3, File No. 333-68999, filed with the Securities and Exchange Commission).

4.2 Amendment to Second Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's quarterly report on Form 10-Q for the quarter ended May 31, 1999, filed with the Securities and Exchange Commission).

4.3 Certificate of Amendment of Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's quarterly report on Form 10-Q for the quarter ended May 31, 2000, filed with the Securities and Exchange Commission).

4.4 Form of By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's registration statement on Form S-1, File No. 33-14844, filed with the Securities and Exchange Commission).

5.1 Opinion of Tapia, Linares y Alfaro, counsel to the Registrant, regarding the legality of the Common Stock whose issuance is being registered.

23.1              Consent of Tapia, Linares y Alfaro (contained in Exhibit 5.1).

23.2              Consent of PricewaterhouseCoopers LLP.

24.1              Powers of Attorney (included on signature page).



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